For Immediate Release:

Familymeds To Be Delisted From The NASDAQ Capital Market

Farmington, CT, January 17, 2007 - Familymeds Group, Inc. (NASDAQ: FMRX) announced today that the Company has been advised by The NASDAQ Stock Market ("NASDAQ") that a NASDAQ Listing Qualifications Panel has determined to delist the Company's securities from The NASDAQ Capital Market effective with the opening of business on Thursday, January 18, 2007.

As previously reported, on October 6, 2006, Familymeds received a NASDAQ Staff Determination Letter, indicating that the Company has failed to comply with the minimum $35,000,000 market value of listed securities requirement for continued listing as set forth in Marketplace Rule 4310(c)(2)(B)(ii), and that its securities are, therefore, subject to delisting from The NASDAQ Capital Market. The Company appeared before a NASDAQ Listing Qualifications Panel to review the above Nasdaq Staff determination.

Familymeds has been advised that its common stock will be immediately eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. Familymeds common stock may also be quoted in the future on the Over-the-Counter Bulletin Board (OTCBB) maintained by the NASD. In that regard, the Company has been advised that a market maker has filed an application to quote the Company’s common stock on the OTCBB; however, there can be no assurance that they will be cleared.

About Familymeds Group, Inc.

Familymeds Group, Inc. is a pharmacy and medical specialty product provider. Familymeds works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. Familymeds operates 84 locations, including 7 franchised locations, in 14 states under the Familymeds Pharmacy and Arrow Pharmacy & Nutrition Center brand names. The Company also operates Worksite PharmacySM, which provides solutions for major employer groups, as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The Familymeds platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. Familymeds offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information can be found at http://www.familymedsgroup.com. The Company's online product offering can be found at http://www.familymeds.com.

About Pink Sheets LLC
Pink Sheets, LLC is the leading provider of services, software and financial information for the OTC securities markets. Its electronic quotation, trading and disclosure services enhance the efficiency of OTC trading, provide better executions for OTC investors and improve the capital formation process for OTC issuers. For more information visit the Pink Sheets website at www.pinksheets.com.

About OTC Bulletin Board
The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity service generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com

Safe Harbor Provisions
Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Familymeds Group, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-
looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its directors or its officers about the Company and the industry in which it operates, and include among other items, statements regarding the quotation of the Company’s shares on the Pink Sheets and OTCBB. Although Familymeds Group, Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Familymeds Group, Inc. disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Cindy Berenson, Familymeds Group, Inc.
860.676.1222 x138; berenson@familymeds.com

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